                                                                   EXHIBIT 10.14

          CONFIDENTIAL TREATMENT                                    REDACTED FOR
          ----------------------
                 REQUESTED                                       CONFIDENTIALITY
                 ---------
The astericked portions of this document have been omitted and are filed separately with the Securities and Exchange Commission


                         MANAGEMENT SUPPORT AGREEMENT

     This MANAGEMENT SUPPORT AGREEMENT ("Agreement") is entered into as of the 11th day of June 1999, by and between VICINITY CORPORATION ("Vicinity") and
                                                             --------
APERTO MULTIMEDIA GMBH ("Aperto").
                         ------

                                   RECITALS:

     (A) Vicinity and Aperto are parties to that certain Channel Partner Agreement, dated as of the date hereof, relating to the appointment by Vicinity of Aperto as an "Integration Partner" of Vicinity pursuant to Vicinity's Channel Partner Program (the "Channel Partner Agreement").
                                                   -------------------------

     (B) In connection with the Channel Partner Agreement, each of Vicinity and Aperto has agreed to provide services to the other in order to advance the business interests of the other in Europe and in the United States, respectively.

                                  AGREEMENT:

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein, the parties hereto agree as follows:

1.   DEFINITIONS

     Unless otherwise specified herein, capitalized terms used in this Agreement shall have the same meaning as set forth in the Channel Partner Agreement. For purposes of this Agreement, the following terms shall have the following meanings.

     (a)  "Interim Service Period" shall mean the period commencing on the
           ----------------------
          Effective Date and ending on the date six months following the Effective Date, unless extended by mutual agreement of the parties.

     (b)  "Performance Milestones" shall mean the performance milestones set
           ----------------------
          forth on Schedule I hereto.
                   ----------

     (c)  "Qualified Revenues" shall mean the cumulative amount of Vicinity
           ------------------
          Services ordered by Customers located in Europe that are not Reserved Accounts due to a prior business relationship with Vicinity; provided that Vicinity has been fully paid for providing such services.

     (b)  "Vicinity Business" shall mean the identification of Customers and the
           -----------------
          sale of Vicinity Services.

2.   RESPONSIBILITIES OF APERTO

     (a)  Interim Services.  During the Interim Service Period, Aperto shall
          ----------------
          provide the following services to Vicinity:

          (1)  Agent of Vicinity. Aperto shall serve as a non-exclusive business
               -----------------
               agent of Vicinity in Europe. In such capacity, Aperto shall use commercially reasonable efforts to support and promote the Vicinity Business. Aperto is hereby authorized to incur expenses on behalf of Vicinity in support of the Vicinity Business; provided, however, that prior to the parties' agreement on a
               --------  -------
               budget with respect to promotion of the Vicinity Business, Aperto shall receive Vicinity's prior written approval for any expenditure in excess of $500.

          (2)  Aperto Employees.  Aperto shall appoint and direct a sufficient
               ----------------
               number of its employees to work with Vicinity as shall from time to time be necessary to successfully promote the Vicinity Business and fulfill the Performance Milestones. Without limiting the generality of the foregoing, within thirty (30) days of the Effective Date, Aperto shall assign at least the equivalent of three full-time Europe-based employees (the "Interim Representatives") to the promotion of the Vicinity
                -----------------------
               Business and the fulfillment of the Performance Milestones.

          (3)  Office Space.  Aperto shall provide the Interim Representatives
               ------------
               with the office space, administrative support, telephone and computer support as such individuals shall reasonably require to accomplish the objectives set forth within the Performance Milestones.

          (4)  Vicinity Access to Aperto Equipment and Premises.  Aperto shall
               ------------------------------------------------
               provide employees and representatives of Vicinity with access to Aperto's premises for the purpose of training, supervising and providing support services to the Interim Representatives and for other purposes related to the Vicinity Business.

     (b)  Continuing Services. Commencing on the Effective Date and continuing
          -------------------
          until the Termination Date, Aperto shall provide the following services to Vicinity:

          (1)  Performance Milestones.  Aperto shall use its reasonable
               ----------------------
               commercial efforts to cause the Performance Milestones to be met within the time period set forth herein.

          (2)  Channel Partners. Aperto shall coordinate Vicinity's efforts to
               ----------------
               identify, educate and train potential Channel Partners in Europe.

          (3)  Opportunities; Competition. Aperto shall consult with Vicinity
               --------------------------
               concerning new business opportunities and shall advice Vicinity concerning any competitive threats to the Vicinity Business.

          (4)  Product Development; Promotion. Aperto shall provide input and
               ------------------------------
               guidance to Vicinity with regard to product development and product promotion.

          (5)  Web Development Services; Special Projects. At Vicinity's
               ------------------------------------------
               request, Aperto shall provide web development services and provide advice and resources for special projects, in each case chargeable at Aperto's normal rates for such services.

          (6)  Recruiting. Aperto shall, as requested, provide Vicinity with
               ----------
               reasonable assistance in recruiting qualified individuals to represent Vicinity in Europe.

          (7)  Vicinity Europe. Aperto shall, as requested, provide Vicinity
               ---------------
               with reasonable assistance with respect to Vicinity's efforts to locate and establish offices in Europe and shall advise Vicinity on general human resource matters related to the establishment of such offices.

3.   RESPONSIBILITIES OF VICINITY

     (a)  Interim Services.  Vicinity shall provide the following services to
          ----------------
          Aperto:

          (1)  Office Space.  For a period of six months commencing on October
               ------------
               1, 1999, Vicinity shall provide Aperto with office space suitable for use by up to six full-time representatives of Aperto. Such office space shall be made available at Vicinity's Palo Alto location and shall be comparable to the office space provided for Vicinity's own employees.

          (2)  Aperto Access to Vicinity Equipment and Premises. Commencing on
               ------------------------------------------------
               the Effective Date and continuing through the period referred to in the immediately preceding paragraph, Vicinity shall provide employees and representatives of Aperto with access to Vicinity's premises for the purpose of supervising the performance of Aperto's representatives located in the United States and for other purposes specifically related to the Aperto's business within the United States.

     (b)  Continuing Services. Commencing on the Effective Date and continuing
          -------------------
          until the Termination Date, Vicinity shall provide the following services to Aperto:

          (1)  Opportunities.  Vicinity shall consult with Aperto concerning new
               -------------
               business opportunities for Aperto in the United States, including, without limitation, offering Aperto's services to Vicinity customers who desire web development work that is outside Vicinity's normal remit for internal work.

          (2)  Product Development.  Vicinity shall provide input and guidance
               -------------------
               to Aperto with regard to product development.

          (3)  Recruiting.  Vicinity shall, as requested, provide Aperto with
               ----------
               reasonable assistance in recruiting qualified individuals to represent Aperto in the United States.

          (4)  Aperto U.S.  Vicinity shall, as requested, provide Aperto with
               -----------
               reasonable assistance with respect to Aperto's efforts to locate and establish an office in the United States and shall, as requested, advise Aperto on general human resource matters related to the establishment of such office.

     (c)  Excluded Services.  Vicinity shall not be obligated, at any time, (i)
          -----------------
          to provide Aperto with any human resources services, (ii) to purchase computer hardware, software or services for Aperto or any of its representatives, (iii) to provide any services not identified herein.

4.   COMPENSATION; COSTS

     (a)  General.  Except as expressly set forth herein, each of the support
          -------
          services to be provided by Vicinity and Aperto shall be provided without cost to the other party. Notwithstanding the foregoing, each the parties shall work together to address and agree upon the allocation of costs and expenses incurred from time to time for special projects or work not otherwise contemplated by this Agreement.

     (d)  Incentive Payments. To provide an incentive to the performance of
          ------------------
          Aperto hereunder, the parties agree as follows:

          (1)  Performance Milestones. Vicinity shall issue to Aperto options or
               ----------------------
               warrants exercisable for up to 50,000 shares (the "Milestone
                                                                  ---------
               Shares") of the Common Stock of Vicinity at an exercise price of
               ------
               $0.50 per share based upon the attainment of the Performance Milestones set forth on Schedule I hereto.
                                       ----------

          (2)  Revenue Targets. Vicinity shall make payments to Aperto equal to
               ---------------
               (i) 2,000 multiplied by (ii) the then current fair market value of Vicinity's Common Stock for each $1 million of revenue recognized by Vicinity for Customer orders attributed to Aperto (as provided in the Channel Partner Manual) after $10 million of Qualified Revenues have been recorded. In lieu of the payment described above, Vicinity may, at its option, issue to Aperto shares of its Common Stock with a fair market value equal to the required payment.

          (3)  Channel Partners. Vicinity shall make payments to Aperto equal to
               ----------------
               (i) 700 multiplied by (ii) the then current fair market value of Vicinity's Common Stock for each new person or entity that shall enter into a Channel Partner Agreement with Vicinity as an "Integration Partner" in Europe through the direct action of Aperto hereunder. In lieu of the payment described above, Vicinity may, at its option, issue to Aperto shares of its Common Stock with a fair market value equal to the required payment.

          (4)  Incentive Payment Period. Except as otherwise provided herein,
               ------------------------
               Aperto's right to earn Milestone Shares or payments under paragraphs (2) and (3) above shall commence on the Effective date and shall terminate upon the third anniversary of the Effective Date (the "Milestone Period").
                          ----------------

          (5)  Reports of Vicinity. Within thirty (30) days following the end of
               -------------------
               each fiscal quarter of Vicinity during the Milestone Period, Vicinity shall deliver to Aperto a written report setting forth the Milestone Shares earned during such fiscal quarter and the payments due under paragraphs (2) and (3) above with respect to such fiscal quarter. Vicinity shall be the sole arbiter of the number of Milestone Shares earned and any payments due under this Section with respect to any quarter and the decision of Vicinity shall be final.

          (6)  Agreements. As a precondition to the issuance of any shares of
               ----------
               Common Stock or other equity interests of Vicinity hereunder, Aperto shall execute and deliver such documents and certificates as Vicinity customarily requires with respect to the issuance of similar securities.

5.   CONFIDENTIALITY

     (a)  Definition. As used herein, "Confidential Information" means any non-
          ----------                   ------------------------
          public information of either party, including but not limited to information related to the Vicinity Business, technical or business information relating to inventions, products, research and development, costs, profit, margins, employee skills or salaries, finances, customers, marketing, operations or business plans, and any other information identified by either party as proprietary or confidential. Each party shall retain sole and exclusive ownership, right, title and interest in and to all of its Confidential Information.

     (b)  Maintaining Confidentiality
          ---------------------------

          (1)  Obligations.  Should either party disclose to the other any of
               -----------
               such party's Confidential Information (the "Disclosing Party"),
                                                           ----------------
               the party receiving the Confidential Information (the "Receiving
                                                                      ---------
               Party") shall maintain the Confidential Information in
               -----
               confidence, shall use at least the same degree of care to maintain the secrecy of the Confidential Information as it uses in maintaining the secrecy of its own proprietary, confidential and trade secret information, shall always use at least a reasonable degree of care in maintaining the secrecy of the Confidential Information, shall use the Confidential Information only for the purpose of performing its obligations under this Agreement and exercising its rights under this Agreement unless otherwise agreed in writing by the Disclosing Party, and shall deliver to the Disclosing Party, in accordance with any request from the Disclosing Party, all copies, notes, packages, diagrams, computer memory media and all other materials containing any portion of the Disclosing Party's Confidential Information which reasonably is not required by the Receiving Party to perform its obligations under and/or to exercise its rights under this Agreement. No Receiving Party shall disclose any Disclosing Party's Confidential Information to any person except those of the Receiving Party's employees and consultants having a need to know in order to accomplish the purposes and intent of this Agreement, and shall ensure that each such employee and consultant has signed a confidentiality agreement covering the Confidential Information of the Disclosing Party.

          (2)  Exceptions.  A Receiving Party shall not have any obligation with
               ----------
               respect to any portion of Confidential Information of the Disclosing Party which (i) was known to the Receiving Party prior to receipt from the Disclosing Party, (ii) is lawfully obtained by the Receiving Party from a third party under no obligation of confidentiality, (iii) is independently developed by the Receiving Party without use of the Confidential Information of the Disclosing Party, (iv) is or becomes publicly available other than as a result of any act or failure to act of the Receiving Party or (v) is disclosed pursuant to subpoena or other legal process, provided that the Disclosing Party is given prior notice of such disclosure.

          (3)  Injunctive Relief. The parties acknowledge that (i) the
               -----------------
               restrictions and obligations contained in this Section 5 are reasonable and necessary to protect each party's legitimate interests, (ii) in the event of a violation of these restrictions, remedies at law may be inadequate and such violation may cause irreparable damages to the Disclosing Party within a short period of time, and

               (iii) the Disclosing Party will be entitled to seek injunctive relief against each and every violation without the necessity of posting a bond.

          (4)  Source Code Protections. Aperto shall not under any circumstance
               -----------------------
               attempt, or knowingly permit others to attempt, to decompile, decipher, disassemble, reverse engineer or otherwise determine any source code related to the Vicinity Services.

6.   OTHER MATTERS

     (a)  Independent Contractors. The parties are independent contractors and
          -----------------------
          nothing contained in this Agreement shall be construed to (i) give either party the power to direct and control the day-to-day activities of the other, (ii) constitute the parties as partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking, or (iii) except as set forth herein, allow either party to create or assume any obligation on behalf of the other for any purpose whatsoever.

     (b)  Liability.
          ---------

          (1)  Liability for Negligence and Willful Misconduct.  The obligation
               -----------------------------------------------
               for damages, losses and liabilities that arise in connection with the negligence or willful misconduct of any employee of Vicinity in connection with the provision of any services hereunder shall be assumed by Vicinity and fully indemnified by Vicinity. The obligation for damages, losses and liabilities that arise in connection with the negligence or willful misconduct of any employee of Aperto in connection with the provision of any services hereunder shall be assumed by Aperto and fully indemnified by Aperto.

          (2)  Matters Beyond Control.  No party shall be liable for any failure
               ----------------------
               of performance attributable to acts or events (including but not limited to war, conditions or events of nature, industry wide supply shortages, civil disturbances, work stoppage, power failures, failure of telephone lines and equipment, fire and earthquake, or any law, order, proclamation, regulation, ordinance, demand or requirement of any governmental authority) beyond its control which prevent in whole or in part performance by such party hereunder.

     (c)  Cooperation. The parties agree to cooperate in good faith to realize
          -------------
          their intent. Each party shall act in good faith to achieve the benefits expected and to resolve any problems that may occur in a commercially reasonable way. As part of that cooperation, each agrees as follows:

          (1)  Supervision.  Each party shall, consistent with past practice,
               -----------
               supervise the activities of its officers, employees and representatives with respect to the services to be provided hereunder.

          (2)  Books and Records.  Each party shall maintain books and records
               -----------------
               relevant to the provision of the services provided hereunder in a manner consistent with the continuing needs of the parties and shall make such books and records available to the other party.

          (3)  Applicable Laws. The parties will ensure that all transactions
               ---------------
               and activities contemplated hereunder are conducted in compliance with all applicable laws.

     (d)  Non-solicitation of Employees. Each party agrees that during the term
          -----------------------------
          of this Agreement, neither party will, and will cause each of its affiliates not to, directly or indirectly, solicit for employment or hire any officer, director or employee of the other party, except that neither party shall be precluded from hiring any such employee who (i) initiates discussions regarding such employment without any direct or indirect solicitation by such party (it being understood that a general advertisement shall not be deemed a solicitation in violation of this paragraph) or (ii) has been terminated by the other party prior to commencement of employment discussions with such party.

7.   TERM AND TERMINATION

     (a)  Term.  This Agreement shall commence on the Effective Date, and shall
          ----
          continue for a period of three (3) years from the Effective Date (the "Termination Date").
           ----------------

     (b)  Termination for Cause. If either party defaults in the performance of
          ---------------------
          any material provision of this Agreement (including, but not limited to, misconduct in the discharge of its duties), then the non-defaulting party may give notice to the defaulting party of such default. If the default is not cured during the thirty-day (30) period after such notice, then this Agreement automatically shall terminate at the end of that period.

     (c)  Termination for Insolvency. This Agreement shall terminate
          --------------------------
          immediately, without notice, (i) upon the institution by or against either party of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of either party's debts, (ii) upon either party making a general assignment for the benefit of creditors, or (iii) upon the either party's dissolution.

     (d)  Return of Materials. Within thirty (30) days after the expiration or
          -------------------
          termination of this Agreement, each party shall return or destroy all Confidential Material of the other remaining in such party's possession. Effective upon the expiration or termination of this Agreement, Aperto shall cease to indicate that it is a representative or agent of Vicinity.

     (e)  Additional Remedies. Except as expressly limited by this Agreement,
          -------------------
          termination of this Agreement shall be without prejudice to any other remedy which may be available to a party due to default of this Agreement. The parties agree that violation of obligations under this Agreement may cause irreparable harm and significant injury to the extent that may be extremely difficult to ascertain. Accordingly, the parties agree that each party will have, in addition to any other rights or remedies available to it at law or in equity, the right to seek injunctive relief to enjoin any breach or violation of this Agreement.

     (f)  Limitation on Liability. IN THE EVENT OF TERMINATION BY EITHER PARTY
          -----------------------
          IN ACCORDANCE WITH ANY OF THE PROVISIONS OF THIS AGREEMENT, EXCEPT AS SPECIFIED IN THIS AGREEMENT, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR COMPENSATION, REIMBURSEMENT OR DAMAGES ON ACCOUNT OF THE LOSS OF PROSPECTIVE PROFITS OR ANTICIPATED SALES OR ON ACCOUNT OF EXPENDITURES, INVESTMENTS,

          LEASES OR COMMITMENTS IN CONNECTION WITH THE BUSINESS OR GOODWILL OF VICINITY OR REPRESENTATIVE BECAUSE OF SUCH TERMINATION.

     (g)  Survival of Certain Terms. The provisions of Sections 4, 5, 6, 7(d),
          -------------------------
          7(e), 7(f), and 8 shall survive the termination of this Agreement for any reason. All other rights and obligations of the parties shall cease upon termination of this Agreement.

8.   MISCELLANEOUS

     (a)  Governing Law. This Agreement shall be governed in all respects by the
          -------------
          substantive laws of the State of California, United States of America (excluding conflict of laws rules) as applied to agreements entered into and to be performed entirely within the State of California between California residents.

     (b)  Attorneys' Fees. In the event of any litigation or arbitration by the
          ---------------
          parties under this Agreement, the prevailing party shall be entitled to its costs and reasonable attorneys' fees.

     (c)  Assignment: No Third-Party Beneficiaries. Neither this Agreement nor
          ----------------------------------------
          any part hereof shall be assignable by operation of law or otherwise by any party without the prior written consent of the other party; provided, however, that Vicinity may assign this Agreement to a
          --------  -------
          wholly-owned subsidiary of Vicinity without the prior written consent of Aperto. Nothing contained in this Agreement, express or implied, is intended to confer upon any person or entity other than the parties hereto and their successors in interest and permitted assignees, any rights or remedies under or by reason of this Agreement unless expressly so stated.

     (d)  Waiver. Failure by any party to enforce any of its rights under this
          ------
          Agreement shall not be deemed a waiver of any right which that party has under this Agreement.

     (e)  Notices. All notices, requests, consents and other communications
          -------
          hereunder shall be in writing and delivered personally, by recognized international courier (such as DHL or Federal Express) or by facsimile (with facsimiles to be promptly confirmed in writing). All such written communications delivered by courier shall be delivered to the parties hereto at their respective addresses, subject to the right of either party to change its address by delivering written notice to the other. Such notices shall be deemed to be effective upon three (3) business days following the date of deposit of such written notice with the courier or upon receipt if by facsimile or personal delivery.

     (f)  English Language. This Agreement was negotiated and executed in
          ----------------
          English, and the original English language version shall be controlling.

     (g)  Severability. Should any provisions of this Agreement contravene any
          ------------
          law or valid regulation of any government jurisdiction over the parties, then such provision shall be automatically terminated and performance thereof by the parties waived, and all other provisions of this Agreement shall continue in full force and effect.

     (h)  Dispute Resolution and Arbitration. Any and all disputes,
          ----------------------------------
          controversies or differences arising from or in connection with this Agreement shall be settled by mutual consultation between the parties hereto in good faith as promptly as possible, but failing an amicable settlement shall be resolved by arbitration in the English language before a panel of three arbitrators (unless a single arbitrator can be agreed upon by the parties) in San Francisco, California, United States of America, in accordance with the International Arbitration Rules of the American Arbitration Association ("AAA"). The panel shall render a final opinion and award in writing stating the reasons therefor, and the award shall be final and binding upon the parties hereto. Judgment upon the award may be entered in any court of applicable jurisdiction.

     (i)  Entire Agreement. This Agreement (including the Schedules attached
          ----------------
          hereto) reflects the entire agreement of the parties regarding the subject matter hereof, and supersedes all prior and contemporaneous agreements between the parties, whether written or oral. This Agreement shall not be amended, altered or changed except by written agreement signed by both parties.

     (j)  Counterparts. This Agreement may be executed in counterparts, each of
          ------------
          which constitutes an original, and together which constitute the Agreement.

                                   * * * * *

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized representatives, effective as of the date first set forth above.


VICINITY CORPORATION                    APERTO MULTIMEDIA GMBH


By: ______________________________      By: ______________________________
    Name:                                   Name:
    Title:                                  Title:

                                  Schedule I
                            Performance Milestones

Milestone Shares        Performance Milestone
----------------        ---------------------

     2500         $2 million of Qualified Revenues
     2500         $4 million of Qualified Revenues
     2500         $6 million of Qualified Revenues
     2500         $8 million of Qualified Revenues
     2500         $10 million of Qualified Revenues
     2500         $12 million of Qualified Revenues
     2500         $14 million of Qualified Revenues
     2500         $16 million of Qualified Revenues
     2500         $18 million of Qualified Revenues
     2500         $20 million of Qualified Revenues

     1667         Office established in    ***********
      833         Key Account sales managers hired
      500         Office established in    ***********
     1000         Product launch (with one sale) in ***********
      250         Office established in   ***********
      500         Product launch (with one sale) in   ***********
      250         Office established in   ***********
      500         Product launch (with one sale) in   ***********
      250         Office established in   ***********
      500         Product launch (with one sale) in   ***********

     4167         Three high-quality channel partners signed by Vicinity Europe mgmt team
     2083         Three more high-quality channel partners signed

     1667         Marketing plan approved by both US and Europe and $200,000 spent against such amount
      833         Additional $200,000 spent against approved marketing plan

     1667         CEO, Marketing, Sales permanent managers hired
      833         Rest of management team hired

     1667         25% of Vicinity's multinational customer base also in Europe
      833         Cumulative 33% of Vicinity's multinational customer base also in Europe

     1667         MapBlast launched in local-language versions in 5 countries
      833         Wireless Business Finder launched in 3 countries

     1667         Promotional relationships in place with 2 major portals (i.e.
                  AOL)
      833         Promotional relationships with 3 further major portals